Exhibit 1.2
                                         GENISYS INFORMATION SYSTEMS, INC.
                                             SELECTED DEALER AGREEMENT

                                                 New York, New York
                                                       , 1997
Dear Sirs:


1. We, as the Underwriter named in the Prospectus relating to the above company (the "Underwriter"), are offering for sale an aggregate of 900,000 shares of
Common Stock, par value $0.0001 per share (the "Shares") and 2,400,000 Redeemable Common Stock Purchase Warrants (the "Public Warrants") of Genisys Information Systems, Inc. (the "Company"), comprised of 1,500,000 Class A Redeemable Warrants (the "Class A Warrants") and 900,000 Class B Redeemable Warrants (the "Class B Warrants") (the Shares and Public Warrants are collectively referred to as the "Firm Securities"). Each Public Warrant is exercisable from , 1997 until , 2001. Each Class A Warrant will have an initial exercise price of $5.75 for one (1) share of Common Stock, and each Class B Warrant shall have an initial exercise price of $6.75 for one (1) share of Common Stock. In addition, we, as Underwriter, have been granted an option to purchase from the Company up to an additional 135,000 Shares and/or 225,000 Class A Warrants and 135,000 Class B Warrants (the "Option Securities") for the purpose of covering over-allotments, if any, in the sale of the Firm Securities. The terms under which the Firm Securities and any Option Securities are to be offered for sale are more particularly described in the Prospectus.

     2. The Shares and Public Warrants are to be offered to the public at the prices set forth on the cover page of the Prospectus (the "Public Offering Prices"), in accordance with the terms of offering thereof set forth in the Prospectus.

     3. We are offering, subject to the terms and conditions hereof, a portion of the Shares and Public Warrants for sale to certain dealers who are actually engaged in the investment banking or securities business and who are either (i) members in good standing of the National Association of Securities Dealers, Inc. (the "NASD") or (ii) dealers with their principal places of business located outside the United States, its territories and its possessions and not registered as brokers or dealers under the Securities Exchange Act of 1934, as amended (the " 1934 Act"), who have agreed not to make any sales within the United States, its territories and its possessions or to persons who are nationals thereof or residents therein (such dealers who shall agree to purchase Shares and Public Warrants hereunder being herein called "Selected Dealers"), at the Public Offering Price, less a selling concession (which may be changed) of not in excess of $ per Share and $ per Public Warrant payable as hereinafter provided, out of which concession an amount not exceeding $ per Share and $ per Public Warrant may be reallowed by Selected Dealers to members of the NASD or foreign dealers qualified as aforesaid. The Selected Dealers have agreed to comply with the provisions of Section 24 of Article III of the Rules of Fair Practice of the NASD and, if any such dealer is a foreign dealer and not a member of the NASD, such Selected Dealer also has agreed to comply with the NASD's interpretation with respect to free-riding and withholding, to comply, as though it were a member of the NASD, with the provisions of Sections 8 and 36 of Article III of such Rules of Fair Practice, and to comply with Section 25 of Article III thereof as that Section applies to non-member foreign dealers.

     4. We, as the Underwriter, have full authority to take such action as we may deem advisable in respect of all matters pertaining to the public offering of the Shares and Public Warrants.

     5. If you desire to purchase any of the Shares and Public Warrants, your application should reach us promptly by mail, express service, telephone or fax at 950 Third Avenue, 3rd Floor, New York, New York 10022, Attention:
     Syndicate Department, Telephone Number (212) 317-9634, Fax Number (212) 317-9745. We reserve the right to reject subscriptions in whole or in part, to make allotments and to close the subscription books at any time without notice. The Shares and Public Warrants allotted to you will be confirmed, subject to the terms and conditions of this Agreement.

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     6. The  privilege  of  subscribing  for the Shares and Public  Warrants  is extended to you only to the extent that we may lawfully sell the Shares and Public Warrants to dealers in your state or other jurisdiction.

     7. Any Shares and Public Warrants purchased by you under the terms of this Agreement may be immediately reoffered to the public in accordance with the terms of the offering thereof set forth herein and in the Prospectus, subject to the securities or blue sky laws of the various states or other jurisdictions.

     You agree to pay us on demand an amount equal to the Selected Dealer concession as to any Shares and Warrants purchased by you hereunder which, prior to the termination of this paragraph, we may purchase or contract to purchase for our account as Underwriter and, in addition, we may charge you with any broker's commission and transfer tax paid in connection with such purchase or contract to purchase. Certificates for Shares and Warrants delivered on such repurchases need not be the identical certificates originally purchased.

     You agree to advise us from time to time, upon request, of the number of Shares and Public Public Warrants purchased by you hereunder and remaining unsold at the time of such request, and, if in our opinion any such securities shall be needed to make delivery of the Shares and Public Warrants sold or over-allotted for our account as Underwriter, you will, forthwith upon our request, grant to us for our account as Underwriter the right, exercisable promptly after receipt of notice from you that such right has been granted, to purchase, at the Public Offering Prices less the selling concessions or such part thereof as we shall determine, such number of Shares and Public Warrants owned by you as shall have been specified in our request.

     No expenses shall be charged to Selected Dealers. A single transfer tax, if payable,

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     upon the sale of the Shares and Public Warrants by us as Underwriter to you
     will be paid when such Shares and Public Warrants are delivered to you. However, you shall pay any transfer tax on sales of Shares and Public Warrants by you and you shall pay your proportionate share of any transfer tax (other than the single transfer tax described above) in the event that any such tax shall from time to time be assessed against you and other Selected Dealers as a group or otherwise.

     Neither you nor any other person is or has been authorized to give any information or to make any representation in connection with the sale of the Shares and Public Warrants other than as contained in the Prospectus.

     8. The first three paragraphs of Section 7 hereof will terminate when we shall have determined that the public offering of the Shares and Public Warrants has been completed and upon telegraphic notice to you of such termination, but, if not theretofore terminated, they will terminate at the close of business on the 30th full business day after the date hereof, provided, however, that we shall have the right to extend such provisions for a further period or periods, not exceeding an additional 30 days in the aggregate upon telegraphic notice to you.

     9. For the purpose of stabilizing the market in the Shares and Public Warrants, we have been authorized to make purchases and sales of the Shares and Public Warrants of the Company, in the open market or otherwise, for long or short account and, in arranging for sales, to over-allot.

     10. On becoming a Selected Dealer, and in offering and selling the Shares and Public Warrants, you agree to comply with all the applicable requirements of the Securities Act of 1933, as amended (the"1933 Act") and the l934 Act. You confirm that you are familiar with Rule 15c2-8 under the 1934 Act relating to the distribution of preliminary and final prospectuses for securities of an issuer (whether or not the issuer is subject to the reporting requirements of Section 13 or 15(d) of the 1934 Act) and confirm that you have complied and will comply therewith. We hereby confirm that we will make available to you such number of copies of the Prospectus (as amended or supplemented) as you may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act, or the Rules and Regulations thereunder.

     11. Upon request, you will be informed as to the states and other jurisdictions in which we have been advised that the Shares and Public Warrants have been qualified for sale under the respective securities or blue sky laws of such states and other jurisdictions, but we do not assume any obligation or responsibility as to the right of any Selected Dealer to sell the Shares or Public Warrants in any state or other jurisdiction or as to the eligibility of the Shares or Public Warrants for sale therein. We will, if requested, file a Further State Notice in respect of the Shares and Public Warrants pursuant to Article 23-A of the General Business Law of the State of New York.

     12. No Selected Dealer is authorized to act as our agent or as agent for us as Underwriter, or otherwise to act on our behalf as Underwriter, in offering or selling the Shares and Public Warrants to the public or otherwise or to furnish any information or make any representation except as
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contained in the Prospectus.
     13. Nothing will constitute the Selected Dealers an association or other separate entity or partner with us, or with each other, but you will be responsible for your share of any liability or expense based on any claim to the contrary. We shall not be under any liability for or in respect of value, validity or form of the Shares or Public Warrants, or the delivery of the certificates for the Shares and Public Warrants, or the performance by anyone of any agreement on its part, or the qualification of the Shares or Public Warrants for sale under the laws of any jurisdiction, or for or in respect of any other matter relating to this Agreement, except for lack of good faith and for obligations expressly assumed by us as the Underwriter in this Agreement and no obligation on our part shall be implied here from. The foregoing provisions shall not be deemed a waiver of any liability imposed under the 1933 Act.

     14. Payment for the Shares and Public Warrants sold to you hereunder is to be made at the Public Offering Prices less the above-mentioned selling concessions on such time and date as we may advise, at the office of R. D. White & Co., Inc., 950 Third Avenue, 3rd Floor, New York, N.Y. 10022, by a certified or official bank check in current New York Clearing House funds, payable to the order of R. D. White & Co., Inc., as Underwriter, against delivery of certificates for the Shares and Public Warrants so purchased. If such payment is not made at such time, you agree to pay us interest on such funds at the prevailing broker's loan rate.

     15. Notices to us should be addressed to R. D. White & Co., Inc., 950 Third Avenue, 3rd Floor, New York, N.Y. 10022, Attention: Syndicate Department. Notices to you shall be deemed to have been duly given if telegraphed or mailed to you at the address to which this letter is addressed.

     16. If you desire to purchase any Shares and Public Warrants, please confirm your application by signing and returning to us your confirmation on the duplicate copy of this letter enclosed herewith, even though you may have previously advised us thereof by telephone or fax or telegraph. Our signature hereon may be by facsimile. Very truly yours,

                                                   R. D. White & Co., Inc.


                                                 By:_____________________
                                                      Authorized Officer







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                                      , 1997

R.D. White & Co., Inc.
950 Third Avenue
3rd Floor
New York, New York 10022


We hereby subscribe for       Shares,        Class A Redeemable Warrants and
Class B Redeemable Warrants (collectively the "Public Warrants") of GENISYS INFORMATION SYSTEMS, INC. in accordance with the terms and conditions stated in the foregoing letter. We hereby acknowledge receipt of the Prospectus referred to in the first paragraph thereof relating to said Shares and Public Warrants. We further state that in purchasing said Shares and Public Warrants we have relied upon said Prospectus and upon no other statement whatsoever, whether written or oral. We confirm that we are a dealer actually engaged in the investment banking or securities business and that we are either (i) a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") or (ii) a dealer with its principal place of business located outside the United States, its territories and its possessions and not registered as a broker or dealer under the Securities Exchange Act of 1934, as amended, who hereby agrees not to make any sales within the Unites States, its territories and its possessions or to persons who are nationals thereof or residents therein. We hereby agree to comply with the provisions of
Section 24 of Article III of the Rules of Fair Practice of the NASD, and if we are a foreign dealer and not a member of the NASD, we also agree to comply with the NASD's interpretation with respect to free-riding and withholding, to comply, as though we were a member of the NASD, with provisions of Sections 8 and 36 of Article III of such Rules of Fair Practice, and to comply with
Section 25 of Article III thereof as that Section applies to non-member foreign dealers.


                                   By:___________________________
                                           Authorized Officer

                                    Address:

Date:

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